As filed with the Securities and Exchange Commission on August 11, 2026

No. 333-297902

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Data I/O Corporation

(Exact name of Registrant as specified in its charter)

Washington	3825	91-0864123
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6645 185th Ave N.E., Suite 100

Redmond, Washington, 98052

(425) 881-6444

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Charles DiBona

Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

6645 185th Ave N.E., Suite 100

Redmond, Washington 98052

(425) 881-6444

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kimberley Anderson

Dorsey & Whitney LLP

701 5th Avenue, Suite 6100

Seattle, Washington 98104-7043

(206) 903-8803

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-297902) (the “Registration Statement”) is being filed solely for the purpose of filing Exhibit 5.1. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement, and Exhibit 5.1. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16.	Exhibits and Financial Statements Schedules.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description	Filed Herewith

3.1	Data I/O’s restated Articles of Incorporation filed November 2, 1987 (Incorporated by reference to Exhibit 3.1 of Data I/O’s 1987 Annual Report on Form 10-K (File No. 0-10394) and attached as a PDF to Exhibit 3.1 in our 2017 Annual Report on Form 10-K).

3.2	Data I/O’s Bylaws as amended and restated as of April 29, 2026 (Incorporated by reference to Data I/O’s Current Report on Form 8-K filed May 5, 2026).

3.3	Certification of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (Incorporated by reference to Exhibit 1 of Data I/O’s Registration Statement on Form 8-A filed March 13, 1998 (File No. 0-10394)).

3.4	Certification of Designation of Preferences, Rights, and Limitations of Series B Convertible Preferred Stock (Incorporated by reference to Data I/O’s Current Report on Form 8-K filed on June 23, 2026).

4.1	Rights Agreement dated as of April 4, 1998, between Data I/O Corporation and Chase Mellon Shareholder Services, L.L.C. as Rights Agent, which includes: as Exhibit A thereto, the Form of Right Certificate; and, as Exhibit B thereto, the Summary of Rights to Purchase Series A Junior Participating Preferred Stock (Incorporated by reference to Data I/O’s Current Report on Form 8-K filed on March 13, 1998).

5.1	Legal Opinion of Dorsey and Whitney LLP.	X

10.1	Amended and Restated 1983 Stock Appreciation Rights Plan dated February 3, 1993 (Incorporated by reference to Exhibit 10.23 of Data I/O’s 1992 Annual Report on Form 10-K (File No. 0-10394) and attached as a PDF to Exhibit 10.1 in our 2017 Annual Report on Form 10-K).

10.2	Amended and Restated Management Incentive Compensation Plan dated January 1, 1997 (Incorporated by reference to Exhibit 10.25 of Data I/O’s 1997 Annual Report on Form 10-K (File No. 0-10394)).

10.3	Amended and Restated Performance Bonus Plan dated January 1, 1997 (Incorporated by reference to Exhibit 10.26 of Data I/O’s 1997 Annual Report on Form 10-K (File No. 0-10394)).

10.4	Amended and Restated Data I/O Corporation 1996 Director Fee Plan (Incorporated by reference to Exhibit 10.32 of Data I/O’s 1997 Annual Report on Form 10-K (File No. 0-10394)). (Plan cancelled February 22, 2023.)

10.5	Amended and Restated 1982 Employee Stock Purchase Plan dated May 16, 2003 (Incorporated by reference to Data I/O’s 2003 Proxy Statement dated March 31, 2003).

10.6	Amended and Restated Data I/O Corporation 2000 Stock Compensation Incentive Plan dated May 24, 2006 (Incorporated by reference to Data I/O’s 2006 Proxy Statement dated April 6, 2006).

10.7	Lease, Redmond East Business Campus between Data I/O Corporation and Carr Redmond PLLC dated February 28, 2006 (Incorporated by reference to Data I/O’s 2005 Annual Report on Form 10K (File No. 0-10394)).

10.8	Second Amendment to Lease, (Redmond East) between Data I/O Corporation and Arden Realty Limited Partnership, made as of January 31, 2011. (Incorporated by reference to Data I/O’s 2010 Annual Report on Form 10-K (File No. 0-10394)).

10.9	Amended and Restated Data I/O Corporation 2000 Stock Compensation Incentive Plan approved May 17, 2011 (Incorporated by reference to Data I/O’s 2011 Proxy Statement filed April 5, 2011).

10.10	Empower Retirement (formerly known as Great West Financial (formerly known as Orchard Trust Company) Defined Contribution Prototype Plan and Trust (Incorporated by reference to Data I/O’s 2007 Annual Report on Form 10-K (File No. 0-10394)).

10.11	Empower Retirement (formerly known as Great West Financial (formerly known as Orchard Trust Company) Non-standardized 401(k) Plan (Incorporated by reference to Data I/O’s 2007 Annual Report on Form 10-K (File No. 0-10394)).

10.12	Empower Retirement (formerly known as Great West Financial (formerly known as Orchard Trust Company) Defined Contribution Prototype Plan and Trust Amendment for Pension Protection Act and Heart Act. (Incorporated by reference to Data I/O’s 2009 Annual Report on Form 10-K (File No. 0-10394)).

10.13	Form of Indemnification Agreement. (Incorporated by reference to Data I/O’s 2010 Annual Report on Form 10-K (File No. 0-10394)).

10.14	Letter Agreement with Anthony Ambrose (Incorporated by reference to Data I/O’s Current Report on Form 8-K filed on October 29, 2012).

10.15	Amended and Restated Data I/O Corporation 2000 Stock Compensation Incentive Plan approved May 10, 2012 (Incorporated by reference to Data I/O’s 2012 Proxy Statement filed April 3, 2012).

10.16	Letter Agreement with Rajeev Gulati (Incorporated by reference to Data I/O’s Current Report on Form 8-K filed on July 31, 2013).

10.17	Amended and Restated Data I/O Corporation 2000 Stock Compensation Incentive Plan approved April 30, 2014 (Incorporated by reference to Exhibit 10.30 of Data I/O’s March 31, 2014 Quarterly Report on Form 10-Q (File No. 0-10394)).

10.18	Form of Executive Agreement (Incorporated by reference to Exhibit 10.31 of Data I/O’s June 30, 2014 Quarterly Report on Form 10-Q (File No. 0-10394)).

10.19	Third Amendment to Lease, (Redmond East) between Data I/O Corporation and Arden Realty Limited Partnership, made as of June 1, 2015 (Incorporated by reference to Exhibit 10.29 of Data I/O’s June 30, 2015 Quarterly Report on Form 10-Q (File No. 0-10394)).

10.20	Empower Retirement (formerly known as Great West Financial) Financial Adoption Agreement #005 Non-standardized 401(k) Plan (Incorporated by reference to Data I/O’s 2015 Annual Report on Form 10-K (File No. 0-10394)).

10.21	Empower Retirement (formerly known as Great West Financial) Financial Adoption Agreement #005 Non-standardized 401(k) Plan (Incorporated by reference to Data I/O’s 2016 Annual Report on Form 10-K (File No. 0-10394)).

10.22	Negotiation Protocol for the Purchase of Data I/O’s PSV7000, a supply agreement executed July 20, 2016, between Data I/O Corporation and Bosch Car Multimedia Group (Incorporated by reference to Exhibit 10.31 of Data I/O’s September 30, 2016 Quarterly Report on Form 10-Q (File No. 0-10394)). (Portions of this exhibit have been omitted based on confidential treatment granted by the SEC. The omitted portions of these exhibits have been filed separately with the SEC. The registrant undertakes to furnish on a supplemental basis a copy of any omitted schedules to the Securities and Exchange Commission upon request.).

10.23	Fifth Amendment to Lease, between Data I/O Corporation and BRE WA OFFICE OWNER LLC, made as of September 12, 2017 (Incorporated by reference to Data I/O’s September 30, 2017 Quarterly Report on Form 10-Q (File No. 0-10394)).

10.24	1st Amendment to Negotiation Protocol executed on September 24, 2018 between Data I/O Corporation and Robert Bosch GmbH (Incorporated by reference to Exhibit 10.35 of Data I/O’s September 30, 2018 Quarterly Report on Form 10-Q (File No. 0-10394)). (Portions of this exhibit have been omitted based on a request for confidential treatment made to the SEC. The omitted portions of these exhibits have been filed separately with the SEC. The registrant undertakes to furnish on a supplemental basis a copy of any omitted schedules to the Securities Exchange Commission upon request.).

10.25	Letter Agreement with Michael Tidwell (Incorporated by reference to Form 8-K filed on May 1, 2019).

10.26	Amended and Restated Data I/O Corporation 2000 Stock Compensation Incentive Plan approved May 20, 2021 (Incorporated by reference to Data I/O’s 2021 Proxy Statement dated April 5, 2021).

10.27	Sixth Amendment to Lease, between Data I/O Corporation and Alco Redmond East, LLC, made as of October 4, 2021 (Incorporated by reference to Data I/O’s 2021 Annual Report on Form 10-K (File No. 0-10394)).

10.28	Empower Retirement (formerly known as Great West Financial) Financial Adoption Agreement #001 Non-standardized 401(k) Plan (Incorporated by reference to Data I/O’s 2021 Annual Report on Form 10-K (File No. 0-10394)).

10.29	Form of Executive Agreement (Incorporated by reference to Form 8-K filed on February 6, 2023).

10.30	Amended and Restated Data I/O Corporation 2000 Stock Compensation Incentive Plan approved May 18, 2023 (Incorporated by reference to Data I/O’s 2023 Proxy Statement dated April 3, 2023).

10.31	Data I/O Corporation 2023 Omnibus Incentive Compensation Incentive Plan approved May 18, 2023, as amended July 8, 2026 (Incorporated by reference to Data I/O’s 2026 Proxy Statement dated May 29, 2026).

10.32	Form of Performance Stock Unit Award Agreement (Incorporated by reference to Data I/O’s 2023 Annual Report on Form 10-K (File No. 0-10394).

10.33	Form of Restricted Stock Unit Award Agreement (Incorporated by reference to Data I/O’s 2023 Annual Report on Form 10-K (File No. 0-10394).

10.34	Letter Agreement with Gerald Y. Ng (Incorporated by reference to Form 8-K filed on June 30, 2023).

10.35	Executive Employment Agreement with William Wentworth (Incorporated by reference to Form 10-Q filed on November 12, 2024).

10.36	Transition Agreement with Anthony Ambrose (Incorporated by reference to Form 10-Q filed on November 12, 2024).

10.37	Seventh Amendment to Lease, between Data I/O Corporation and Alco Redmond East, LLC, made as of October 17, 2024 (incorporated by reference to Data I/O’s Annual Report on Form 10-K filed on April 1, 2025).

10.38	Independent Contractor Agreement and Proposal and Statement of Work effective on April 28, 2025 between Data I/O Corporation and Theisen Advisory Group, LLC dba TAG CXO (Incorporated by reference to Form 10-Q filed on August 12, 2025).

10.39	Executive Employment Agreement with Charlies DiBona (Incorporated by reference to Form 8-K filed on August 12, 2025).

10.40	Amendment No. 1 to the Executive Employment Agreement with Charles DiBona (incorporated by reference to Form 8-K filed on August 14, 2025).

10.41	Form of Registration Rights Agreement (Incorporated by reference to Data I/O’s Current Report on Form 8-K filed June 23, 2026).

10.42	Form of Warrant (Incorporated by reference to Data I/O’s Current Report on Form 8-K filed June 23, 2026).

10.43	Form of Note (Incorporated by reference to Data I/O’s Current Report on Form 8-K filed June 23, 2026).

21.1	Subsidiaries of the Registrant (incorporated by reference to Data I/O’s Annual Report on Form 10-K filed April 16, 2026, as amended on April 30, 2026).

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm (incorporated by reference to Exhibit 23.1 to the Registration Statement on Form S-1 filed on July 31, 2026).

23.2	Consent of Dorsey & Whitney LLP. Contained in Exhibit 5.1.

24.1	Power of Attorney (incorporated by reference to the signature page to the Registration Statement on Form S-1 filed on July 31, 2026).

101	Interactive Data File.

107	Filing Fee Table (incorporated by reference to Exhibit 107 to the Registration Statement on Form S-1 filed on July 31, 2026)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on August 11, 2026.

DATA I/O CORPORATION

By:	/s/ Charles DiBona
Name: Charles DiBona
Title: Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

* William Wentworth
	President, Chief Executive Officer and Director (principal executive officer)	August 11, 2026

/s/ Charles DiBona Charles DiBona
	Vice President, Chief Financial Officer, Corporate Secretary and Treasurer (principal financial officer and principal accounting officer)	August 11, 2026

* Sally A. Washlow
	Director	August 11, 2026

* Edward J. Smith
	Director	August 11, 2026

* Garrett Larson
	Director	August 11, 2026

* Steven Waszak
	Director	August 11, 2026

*By:	/s/ Charles DiBona
Charles DiBona
Attorney-in-fact